UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 11, 2018

AXA Equitable Life Insurance Company

(Exact name of Registrant as specified in its charter)

New York	000-20501	13-5570651
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1290 Avenue of the Americas, New York, New York	10104
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 554-1234

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 under the Securities Act (17 CFR 230.405) or Rule 12b-2 under the Exchange Act (17 CFR 240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 4.02. Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

On April 2, 2018, AXA Equitable Life Insurance Company (the “Company”) filed a Form 12b-25 because it needed additional time to complete the preparation of the financial statements included in its Annual Report on Form 10-K for the year ended December 31, 2017 (the “2017 Form 10-K”).

On April 11, 2018, in connection with the preparation and audit of such financial statements, the Audit Committee of the Board of Directors of the Company, in consultation with management, concluded that the Company’s previously issued financial statements as of and for the year ended December 31, 2016 should be restated and should no longer be relied upon because of certain accounting errors contained in such previously issued financial statements. The Company will include restated financial statements as of and for the year ended December 31, 2016 in its 2017 Form 10-K to be filed with the SEC.

The Company’s management and Audit Committee discussed the matters relating to the restatement of the Company’s previously issued financial statements as of and for the year ended December 31, 2016 with PricewaterhouseCoopers LLP, the Company’s independent registered public accounting firm.

The Company is restating its financial statements primarily to correct errors reported in its previously issued financial statements. These errors primarily relate to the calculation of policyholders’ benefit reserves and the calculation of deferred policy acquisition cost amortization for certain variable and interest sensitive life products. The Company will also make other miscellaneous adjustments that had been previously identified but not corrected because they were not material, individually or in the aggregate, to its previously issued financial statements.

The Company currently anticipates that it will be in a position to file its 2017 Form 10-K today, April 11, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AXA EQUITABLE LIFE INSURANCE COMPANY

BY:	/s/ Anders Malmström
Name: Anders Malmström
Title: Senior Executive Director and Chief Financial Officer

Date: April 11, 2018

3